Exhibit (3) a.(i)


              Restated Certificate of Incorporation

                   of Tenney Engineering, Inc.

          filed in the office of the Secretary of State

                   of the State of New Jersey

                        on June 12, 1984



              RESTATED CERTIFICATE OF INCORPORATION
                               OF
                    TENNEY ENGINEERING, INC.
               (Pursuant to Section 14A:9-5 of the
              New Jersey Business Corporation Act)


          FIRST:  The name of the corporation is TENNEY
ENGINEERING, INC.
          SECOND: The location of the principal office in this state is at 1090 Springfield Road, Union, Union County, New Jersey. The name of the agent therein and in charge thereof, upon whom process against this corporation may be served is Walter Gottesman.
          THIRD: The objects for which and for each of which this corporation is formed are as follows:
          1. To plan, design, buy, sell, construct, manufacture, repair and install apparatus, appliances, instruments and machinery of every kind and description necessary or incident to the business of manufacturing, selling and dealing in bread, biscuits, crackers, pastries, cakes, pies, confectionery, ice creams and ices, sherbets, fruit juices, extracts and beverages.
          2. To plan, design, buy, sell, construct, manufacture, repair and install apparatus, appliances, instruments and machinery of every kind and systems used in the regulation of temperature, moisture and other conditions of air, and in the drying and moistening of materials and in the regulation or control of the same or allied instruments and systems pertaining in any manner to the art, science or business of air conditioning.
          3. To carry on any other manufacturing, trading or selling business of any kind and character whatsoever.
          4. To apply for, obtain, register, purchase, lease, or otherwise to acquire, and to hold, own, use, operate, introduce and to sell, assign, or otherwise dispose of any and all inventions, improvements and processes used in connection with, or secured under, Letters Patent of the United States, and of any and all foreign countries, and incorporal rights of all kinds; and to use, exercise, develop, grant licenses in respect of, or otherwise to turn to account any such trade-marks, patents, licenses, concessions, processes and the like, or any such property rights and information so acquired, and with a view to the working and development of the same, to carry on any business whether manufacturing or otherwise, which the corporation may deem proper or convenient, directly or indirectly, to effectuate these objects.
          5. To acquire the good-will, rights and property of any kind, and to undertake the whole or any part of the assets and liabilities of any person, firm, association or corporation, and pay for the same in cash, stock of the corporation, bonds or otherwise.
          6. To issue its shares of stock, bonds and other obligations in payment or property; to mortgage or pledge any property which may be owned or acquired by it, or in which it may be interested.
          7. The corporation shall also have power to conduct its business in all its branches, have one or more offices, and unlimitedly to hold, purchase, mortgage and convey real and personal property in any state, territory or colony of the United States, and in any foreign country or place.
          8. To design, create and manufacture means and methods of simulating conditions of the earth's atmosphere, the stratosphere and the regions beyond and into Space; to design, create and manufacture instruments and chambers for the simulation, testing, measurement and control of temperature, pressure, weight, humidity and cosmic or other rays, and all other conditions and objects found or present in the earth's atmosphere, the stratosphere and in the regions beyond and into Space; to design, create and manufacture all manner and means of testing apparatus; to do research, pure and applied, and to design, create and manufacture products or objects, or develop discoveries, resulting from research either of this company or of other persons or firms; to design, create and manufacture all manner of instruments, stationary or otherwise, to simulate, study and test all conditions or objects in air and space, including the reactions of animals, human or otherwise, and of inanimate objects, to conditions or objects in air and space; to design, create, and manufacture methods and means of simulating, studying and controlling, the physical and chemical characteristics of elements and other objects present or found in air or Space; to design, create and manufacture methods and means of controlling or modifying atmospheric phenomena.
          9. The corporation shall have the power to borrow money; to issue bonds, debentures or other obligations of the corporation, secured or unsecured, and to include therein such provisions as to redeemability, convertibility subordination or otherwise, as the Board of Directors may determine.
         10. To indemnify any person made a part to any action, suit or proceeding, by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the corporation, or of any firm, corporation, or association which he served as such at the request of the corporation, against the reasonable expenses (including attorney's fees and, to the extent permitted by law, any amount paid in settlement) actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer, director or employee is liable for negligence or misconduct in the performance of his duties, all to the extent and in the manner permitted by law.
         11. To do all and everything necessary, suitable, and proper for the accomplishment of any of the purposes, or the attainment of any of the objects, or the furtherance of any of the powers hereinbefore set forth, either along or in association with other corporations, firms, or individuals, and to do every other act or acts, thing or things, incidental or appurtenant to or growing out of or connected with the aforesaid business or powers, or any part or parts thereof.
         12. The purposes specified herein shall be construed both as purposes and powers and shall be in no wise limited or restricted by reference to, or inference from, the terms or any other clause in this or any other article, but the purposes and powers specified in each of the clauses herein shall be regarded as independent purposes and powers and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or of the general powers of the corporation; nor shall the expression of one thing be deemed to exclude another, although it be of like nature not expressed.
          FOURTH: The total authorized capital stock of this corporation is as follows:
               (a) Ten million (10,000,000) shares of common stock having a par value of .10 per share. The holders of common stock shall be entitled to one vote for each share of stock held.

               (b) One million shares of preferred stock having a par value of $1.00 per share. The Board of Directors may provide for the issuance of such preferred stock in one or more series, each series to have such voting powers, full or limited, or no voting powers, such designations, preferences and relative participating, optional or other special rights, and such qualifications, limitations, or restrictions thereof, and to be subject to such terms of redemption, if any, as shall be specified by the Board of Directors when the same is issued.

               (c) None of the shares of stock issued by this Company will have any preemptive rights.

          FIFTH: The Board of Directors is presently comprised of seven Directors. The names and addresses of the present directors are as follows:
     Name                                      Address
Saul S. Schiffman        1090 Springfield Road, Union, New Jersey
Robert S. Schiffman      1090 Springfield Road, Union, New Jersey
David C. Schiffman       1090 Springfield Road, Union, New Jersey
Walter Gottesman         1090 Springfield Road, Union, New Jersey
Robert H. Brown          1090 Springfield Road, Union, New Jersey
Louis Maier              1090 Springfield Road, Union, New Jersey
Seymour B. Sternbach     1090 Springfield Road, Union, New Jersey
          SIXTH: The duration of the corporation shall be perpetual.
          SEVENTH: The business and affairs of the corporation shall be managed by the Board of Directors. The authorized number of Directors of the corporation shall not be less than three nor more than eleven. The exact number of Directors shall be as determined from time to time solely by the Board of Directors and in the absence of such determination, such number shall be seven.
     The Directors shall be classified with respect to the term for which they shall hold office by being divided into three classes which shall be as nearly equal in number as possible. The authorized number of Directors in each class shall be fixed from time to time by the Board of Directors.
     The term of the Directors elected at the annual meeting of the shareholders held in 1984 of the first class shall expire at the annual meeting of shareholders to be held in 1985, that of the second class at the annual meeting of shareholders to be held in 1986, and that of the third class to be held at the annual meeting of shareholders in 1987. At each annual meeting of shareholders held after 1984, the Directors elected to succeed those whose terms have expired at such annual meeting shall be elected to hold office until the third succeeding annual meeting after their election, except as hereinafter provided. Notwithstanding the foregoing, each Director shall hold office until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified, disabled, or shall be removed in accordance with this Article SEVENTH.
     If the authorized number of Directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes so as to make all classes as nearly equal in number as possible. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.
     Any Director may be removed from office, but only for cause
(i) at a meeting of shareholders, by the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of capital stock of the corporation entitled to vote for the election of Directors or (ii) by the affirmative vote of a majority of the Directors then in office.
     Any vacancy in the Board of Directors resulting from an increase in the authorized number of Directors, the death, resignation, retirement, disqualification, removal from office of any Director, failure of the shareholders to fill a directorship, or other cause may be filled by the affirmative vote of a majority of the Directors then in office, even though less than a quorum of the Directors, or by a sole remaining Director, and any Director so elected shall hold office until the next succeeding Annual Meeting of Shareholders and until his successor shall be elected and qualify; provided, that if any Director is removed by the shareholders, the shareholders may, at the meeting at which such removal is effected, fill the resulting vacancy; and provided further that any other vacancy in the Board of Directors existing at the time of any meeting of the shareholders (including, without limitation, any vacancy resulting from expiration at an Annual Meeting of Shareholders of a term of a Director previously elected by the Board of Directors to fill a vacancy in a class of Directors whose term is to expire after such meeting) may be filled by the shareholders at such meeting. Any Director elected by the shareholders to fill any vacancy shall continue in office until the Annual Meeting of the shareholders at which the term of the class to which such Director was elected expires and until his successor shall have been elected and qualified.
     The Board of Directors shall have power to hold its meetings and to keep the books of the corporation within or without the State of New Jersey at such place or places as may be from time to time designated by the By-Laws or by resolution of the Board of Directors.
     Any director of the corporation shall not, in the absence of fraud, be disqualified by this office in dealing or contracting with the corporation either as a vendor, purchaser, or otherwise, nor in the absence of fraud shall any transaction or contract of the corporation be voided or voidable by reason of the fact that any director, or any firm of which any director is a member, or any other corporation of which any director is a shareholder, officer or director is in any way interested in such transaction or contract.
     The corporation reserves the right to alter, amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute. All rights conferred on shareholders herein are granted subject to this reservation.
     Subject always to the By-Laws made by the shareholders, the Board of Directors may make By-Laws; but any By-Laws made by the Board of Directors may be altered or repealed by the shareholders at any annual meeting or at any special meeting, provided notice of such proposed alteration or repeal be included in the notice of such meeting.
          EIGHTH: (1) Except as provided to the contrary elsewhere in this Article, any proposed amendment to the Certificate of Incorporation shall be adopted upon receiving the affirmative vote of a majority of the votes cast by holders of shares entitled to vote thereon and, in addition, if any class or series of shares is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in each class vote. The affirmative vote of at least seventy-five percent (75%) of each such class of the stock of the corporation entitled to vote thereon shall be required for any of the following actions:
          (a) any merger or consolidation of the corporation with one or more other corporations required by law to be approved by the shareholders (regardless of which is the surviving corporation);
          (b) any sale, lease or exchange of all or substantially all of the assets of the corporation to or with one or more other corporations, persons, partnership, or other entities;
          (c) any amendment to, repeal of, or adoption of any provision affecting or inconsistent with Article SEVENTH, this Paragraph (1), or Paragraph (2) of Article EIGHTH of this Certificate of Incorporation;
          (d) any amendment or repeal of the By-Laws of the corporation;
except that any such action that has been approved by resolution adopted by at least a majority of the Directors then in office may be authorized by at least a majority of the votes cast by the holders of shares of the corporation entitled to vote thereon, and, in addition, if any class is entitled to vote thereon as a class, the affirmative vote of at least a majority of the votes cast by each such class.
     (2) No action required or permitted to be taken at a meeting of the shareholders by law, this Certificate of Incorporation or by By-Laws of the corporation may be taken without a meeting except upon the written consent of all of the shareholders entitled to vote thereon.
     (3) Subject to Paragraph (6) of this Article EIGHTH, the affirmative vote of the holders of at least eighty-five percent (85%) of the outstanding shares of the capital stock of the corporation entitled to vote thereon shall be required for the adoption or authorization of a "Business Combination" (as hereinafter defined) with any "Other Entity" (as hereinafter defined) if, as of the record date for the determination of shareholders entitled to notice thereof and to vote thereon, such Other Entity is the beneficial owner, directly or indirectly, of at least twenty percent (20%) of the outstanding shares of stock of the corporation entitled to vote for the election of Directors, considered for the purposes of this Article EIGHTH as one class; provided that such eighty-five percent (85%) voting requirement shall not be applicable if:
          (a)  the cash, or fair market value of other
     consideration, to be received per share by common shareholders of the corporation in such Business Combination bears the same or a greater percentage relationship to the market price of the corporation's common stock immediately prior to the announcement of such Business Combination as the highest per share price (including brokerage commission and/or soliciting dealers' fees) which such Other Entity has theretofore paid for any of the shares of the corporation's common stock already owned by it bears to the market price of the common stock of the corporation immediately prior to the time when the Other Entity began to acquire the corporation's common stock;
          (b)  The cash, or fair market value of other
     consideration, to be received per share by common shareholders of the corporation in such Business Combination is not less than the highest per share price (including brokerage commissions and/or soliciting dealers' fees) paid by such Other Entity in acquiring any of its holdings of the corporation's common stock;
          (c) After such Other Entity has acquired at least a twenty percent (20%) interest and prior to the consummation of such Business Combination: (i) such Other Entity shall have taken steps to insure that the corporation's Board of Directors included at all times representation by "Independent Directors" (as hereinafter defined) proportionate to the stockholdings of the corporation's common shareholders not affiliated with such Other Entity (with an Independent Director to occupy any resulting fractional Board position);
     (ii) there shall have been no reduction in the rate of cash dividends, if any, payable on the corporation's common stock except as necessary to insure that a quarterly dividend payment does not exceed ten percent (10%) of the net income of the corporation for the four full consecutive fiscal quarters immediately preceding the declaration date of such dividend, or except as may have been approved by an unanimous vote of the Directors; (iii) such Other Entity shall not have acquired any newly issued shares of stock, directly or indirectly, from the corporation (except as a result of a pro rata stock dividend or stock split); and (iv) such Other Entity shall not have acquired any additional shares of the corporation's outstanding common stock except as a part of the transaction which results in such Other Entity acquiring its interest of at least twenty percent (20%);
          (d) Such Other Entity shall not have received a benefit, directly or indirectly (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the corporation, nor shall any major change in the corporation's business or equity capital structure have been made, without the unanimous approval of the Directors prior to the consummation of such Business Combination; and
          (e) Such Other Entity shall have mailed to the shareholders of the corporation not affiliated with such Other Entity, for the purpose of soliciting stockholder approval of such Business Combination, a proxy statement responsive to the requirements of the Securities Exchange Act of 1934, as amended, which shall contain prominently therein any recommendations as to the advisability (or inadvisability) of the Business Combination which the Directors, or any of them, may choose to state and, if deemed advisable by a majority of the Independent Directors, an opinion of a reputable investment banking firm as to the fairness (or not) of the terms of such Business Combination, from the point of view of the shareholders of the corporation not affiliated with such Other Entity (such investment banking firm to be selected by a majority of the Independent Directors and to be paid a reasonable fee for the services by the corporation upon receipt of such opinion).
     The provisions of this Article EIGHTH shall apply also to a Business Combination with any Other Entity which at any time has been the beneficial owner, directly or indirectly, of at least twenty percent (20%) of the outstanding shares of stock of the corporation entitled to vote in elections of Directors considered for the purposes of this Article EIGHTH as one class, notwithstanding the fact that such Other Entity has reduced its shareholding below twenty percent (20%), if, as of the record date for the determination of shareholders entitled to notice of and to vote on or consent to the Business Combination, such Other Entity is an "Affiliate" (as hereinafter defined) of the corporation.
     (4)  For purposes of this Article EIGHTH,
          (a) the term Other Entity" shall include any corporation, person or entity and any entity with which it or its "Affiliate" or "Associate" (as defined below) has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of stock of the corporation, or which is its Affiliate or Associate (as hereinafter defined), together with the successors and assigns of such persons in any transaction or series of transactions not involving a public offering of the corporation's stock within the meaning of the Securities Act of 1933, as amended;
          (b) An Other Entity shall be deemed to be the beneficial owner of any shares of stock of the corporation which such Other Entity has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise;
          (c) The outstanding shares of any class of stock of the corporation shall include shares deemed owned through application of clause (b) above but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of the conversion rights, warrants or options or otherwise;
          (d) The term "Business Combination" shall include any merger or consolidation of the corporation with or into any other corporation, or the sale or lease of all or any substantial part of the assets of the corporation to any other corporation, or any sale or lease to the corporation or any subsidiary thereof in exchange for securities of the corporation of any assets (except assets having an aggregate fair market value of less than $2,000,000) of any Other Entity;
          (e) The term "Independent Director" shall mean a person who was a member of the Board of Directors of the corporation elected by the shareholders prior to the time that such Other Entity acquired an excess of ten percent (10%) of the stock of the corporation entitled to vote in the election of Directors, or a person nominated to succeed an Independent Director by a majority of Independent Directors then serving on the Board of Directors;
          (f) For the purpose of Subparagraphs 3(a) and (b) of this Article EIGHTH, the phrase "other consideration to be received" shall include common stock of the corporation retained by its shareholders not affiliated with such Other Entity in the event of a Business Combination with such Other Entity in which the corporation is the surviving corporation; and
          (g) The terms "Affiliate" and "Associate" shall mean an "affiliate" or "associate," respectively, as these terms are defined in Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934 as in effect on January 1, 1984.
     (5) A majority of the Independent Directors shall have the power and duty to determine for the purpose of this Article EIGHTH on the basis of information known to them whether (a) an Other Entity beneficially owns at least twenty percent (20%) of the outstanding shares of stock of the corporation entitled to vote in elections of Directors, (b) an Other Entity is an Affiliate or Associate of another, (c) an Other Entity has an agreement, arrangement or understanding with another, or (d) the assets being acquired by the corporation, or any subsidiary thereof have an aggregate fair market value of less than $2,000,000.
     (6) The eighty-five percent (85%) vote for the adoption or authorization of a Business Combination with any Other Entity shall not be required if the Board of Directors, by resolution adopted by at least a majority of the Directors then in office, including at least a majority of the Directors who would be eligible to serve as "Independent Directors" within the meaning of Paragraph (4)(e) of this Article EIGHTH, recommends such Business Combination. In such an event, the proposed Business Combination may be adopted or authorized by the affirmative vote of at least a majority of the votes cast by the holders of shares entitled to vote thereon, and, in addition, if any class is entitled to vote thereon as a class, the affirmative vote of at least a majority of the votes cast by each such class.
     (7) The affirmative vote of the holders of at least eighty-five percent (85%) of the outstanding shares of capital stock of the corporation entitled to vote for the election of Directors shall be required for any amendment to, repeal of or adoption of any provision affecting or inconsistent with any or all of Paragraphs (3) through (7), inclusive, of this Article EIGHTH provided that this Paragraph (7) shall not apply to, and such eighty-five percent (85%) vote or consent shall not be required for, any amendment or repeal recommended to the shareholders by resolution adopted by at least a majority of the Directors then in office, including at least a majority of the Directors who would be eligible to serve as "Independent Directors" within the meaning of Paragraph (4)(e) of this Article EIGHTH. In the event of such a recommendation to the shareholders, any proposed amendment shall be adopted upon receiving the affirmative vote of the majority of the votes cast by the holders of shares entitled to vote thereon and, in addition, if any class or series of shares is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast by each class.
     (8) Nothing contained in this Article EIGHTH shall be construed to relieve any Other Entity from any fiduciary obligation imposed by law.
     IN WITNESS WHEREOF, we have hereunto set our hands and seals this 18th day of May, 1984.



                                   s/Robert S. Schiffman
                                   Robert S. Schiffman
                                        President

Corporate Seal



ATTEST:



s/Walter Gottesman
Walter Gottesman
   Secretary
        CERTIFICATE OF ADOPTION
                               OF
              RESTATED CERTIFICATE OF INCORPORATION
                               OF
                    TENNEY ENGINEERING, INC.

          TENNEY ENGINEERING, INC., originally incorporated on October 19, 1932 under "An Act Concerning Corporations (Revision of 1896)" and subsequently reconstituted as of September 20, 1958 pursuant to the provisions of the New Jersey Business Corporation Act, desiring to restate and integrate into a single certificate all of the provisions of its Certificate of Incorporation as heretofore amended, does hereby certify as follows:
          1. The name of the corporation is TENNEY ENGINEERING, INC.
          2. The Restated Certificate of Incorporation of Tenney Engineering, Inc., attached hereto and filed herewith, was duly adopted by the Board of Directors at a meeting held on May 11, 1984.
          IN WITNESS WHEREOF, TENNEY ENGINEERING, INC. has caused its corporate seal to be affixed hereto and this instrument to be signed in its name by its President and attested by its Secretary, on May 18, 1984.

                                   TENNEY ENGINEERING, INC.



CORPORATE SEAL                By:  s/Robert S. Schiffman
                                   Robert S. Schiffman
                                        President



ATTEST:



s/Walter Gottesman
Walter Gottesman
   Secretary

                    CERTIFICATE OF ADOPTION
                               OF
              RESTATED CERTIFICATE OF INCORPORATION
                               OF
                    TENNEY ENGINEERING, INC.

          TENNEY ENGINEERING, INC., originally incorporated on October 19, 1932 under "An Act Concerning Corporations (Revision of 1896)" and subsequently reconstituted as of September 20, 1958 pursuant to the provisions of the New Jersey Business Corporation Act, desiring to restate and integrate into a single certificate all of the provisions of its Certificate of Incorporation as heretofore amended, does hereby certify as follows:
          1. The name of the corporation is TENNEY ENGINEERING, INC.
          2. The Restated Certificate of Incorporation of Tenney Engineering, Inc., attached hereto and filed herewith, was duly adopted by the Board of Directors at a meeting held on May 11, 1984.
          IN WITNESS WHEREOF, TENNEY ENGINEERING, INC. has caused its corporate seal to be affixed hereto and this instrument to be signed in its name by its President and attested by its Secretary, on May 18, 1984.

                                   TENNEY ENGINEERING, INC.

CORPORATE SEAL                By:  s/Robert S. Schiffman
                                   Robert S. Schiffman
                                        President

ATTEST:


s/Walter Gottesman
Walter Gottesman
   Secretary




                       Exhibit (3) a.(ii)

                    Amendment to Certificate

                        of Incorporation

                       dated May 13, 1988


                    CERTIFICATE OF AMENDMENT

                             OF THE

                  CERTIFICATE OF INCORPORATION

                               OF

                    TENNEY ENGINEERING, INC.


     A.   The name of the corporation is:

                    TENNEY ENGINEERING, INC.

     B.   The amendment adopted is as follows:
     The following new Article NINTH is hereby added to the Certificate of Incorporation:
          "NINTH:   (1)  A director or officer of the corporation
     shall not be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders, except to the extent that such limitation of personal liability is specifically prohibited by the New Jersey Business Corporation Act (the "Act"). The limitation of liability granted by this Article NINTH shall apply to acts or omissions occurring after the date on which this Article NINTH becomes effective and, to the extent not prohibited by the Act or otherwise by law, occurring on or prior to such effective date.

          "(2) If the Act is amended hereafter further to eliminate or limit the circumstances in which directors and officers are personally liable, then the personal liability of the Corporation's directors and officers shall, without further corporate action, be eliminated or limited to the fullest extent allowed by the Act, as amended.

          "(3) Any repeal or modification of this Article NINTH shall not adversely affect any right or protection granted by this Article NINTH to any person who has served as a director or officer of the Corporation, with respect to any act or omission occurring prior to such repeal or modification."

          C. The foregoing amendment was adopted by the Shareholders on May 13, 1988.

          D. At the time of the adoption of the aforesaid amendment, the number of shares entitled to vote was 3,622,413 shares of common stock.

          E.   The number of shares for and against the amendment
was as follows:
               For:    2,690,993
           Against:       78,894

          IN WITNESS WHEREOF, Tenney Engineering, Inc. has caused this Certificate to be signed by its President and attested by its Secretary and its seal to be affixed this 13th day of May, 1988.




                              TENNEY ENGINEERING, INC.



                              By:  s/Robert S. Schiffman
                                   Robert S. Schiffman,
                                   President


Attest:


s/Walter Gottesman
Walter Gottesman,
Secretary


                        Exhibit (3) b.(i)

               By-Laws of Tenney Engineering, Inc.

         (As restated by order of the Board of Directors at a meeting held May 11, 1984)

                    TENNEY ENGINEERING, INC.

                             BY-LAWS

         (As restated by order of the Board of Directors at a meeting held May 11, 1984)


          1. OFFICES. The principal office shall be located at 1090 Springfield Road, Union, New Jersey. The corporation may also have an office or offices at such other place or places within or without the State of New Jersey as the Board of Directors may from time to time appoint.
          2. ANNUAL MEETING. The annual meeting of the stockholders for the election of directors and the transaction of such other business as may come before the shareholders for action shall be held within or without this state on such day and at such place and time as may be designated by resolution of the Board of Directors.
          3. SPECIAL MEETINGS. Special meetings of stockholders for any purpose other than those regulated by statute shall be held upon the call of the Chairman, President or Board of Directors within or without this state on such day and at such place and time as the officer or Board of Directors calling the meeting shall designate in the call.
          4. NOTICE. Notice of annual and special meetings shall be given by serving a copy thereof, either personally or by mail upon each stockholder of record entitled to vote thereat, not less than ten (10) nor more than sixty (60) days before the meeting. Notice, if mailed, shall be directed to each stockholder at the address last filed by him in writing with the Secretary for that purpose, or if no such address shall have been so filed, then directed to him at his address as it appears on the stock book.
          5. QUORUM. The holders of stock entitled to cast a majority of the votes at a meeting shall constitute a quorum at such meeting. Less than such a quorum, however, shall have power to adjourn any meeting from time to time, without further notice.
          6. ORGANIZATION. Meetings of stockholders shall be presided over by the President, or in his absence, the Vice President, or in the absence of the Vice President, by a chairman to be elected by a majority of the stockholders present. The Secretary of the Company shall act as Secretary of all meetings, or in his absence, the Chairman may appoint any person to act as such.
          7. VOTING. At every meeting of stockholders, each common stockholder of record shall be entitled to one vote for every share of stock standing in his name on the books of the corporation.
          8. WAIVER OF NOTICE. Whenever under any provision of these by-laws or of the corporate laws the corporation is authorized to take any action at a meeting of stockholders entitled to vote, after notice to such stockholders or after the lapse of a prescribed period of time, such action may be taken at the meeting without notice and without the lapse of any period of time, if the required notice and lapse of time be waived in writing by every stockholder entitled to vote at such meeting or by his attorney thereunto authorized.

                            DIRECTORS
          9. ELECTION AND REMOVAL. The business and affairs of the corporation shall be managed by the Board of Directors. The authorized number of directors of the corporation shall not be less than three (3) nor more than eleven (11). The exact number of directors shall be as determined from time to time solely by the Board of Directors and in the absence of such determination, such number shall be seven. The directors shall be classified with respect to the term for which they shall hold office by being divided into three classes which shall be as nearly equal in number as possible. The authorized number of directors in each class shall be fixed from time to time by the Board of Directors. The term of the directors elected at the annual meeting of the shareholders held in 1984 of the first class shall expire at the annual meeting of shareholders to be held in 1985, that of the second class at the annual meeting of shareholders to be held in 1986, and that of the third class at the annual meeting of shareholders to be held in 1987. At each annual meeting of shareholders held after 1984, the directors elected to succeed those whose terms have expired at such annual meeting shall be elected to hold office until the third succeeding annual meeting after their election, except as hereinafter provided. Notwithstanding the foregoing, each director shall hold office until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified, disabled, or shall be removed in accordance with these By-Laws. If the authorized number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes so as to make all classes as nearly equal in number as possible.
No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Any director may be removed from office, but only for cause (i) at a meeting of stockholders, by the affirmative vote of the holders of at least a seventy-five percent (75%) of the outstanding shares of capital stock of the corporation entitled to vote for the election of directors or (ii) by the affirmative vote of a majority of the directors then in office.
          10. MEETINGS. The directors may hold their meetings and have one or more offices, and keep the books of the corporation within or outside of the State of New Jersey at such places as they may from time to time determine by resolution of the Board. Meetings of the directors shall be held without notice immediately after each annual election and whenever called by the Chairman, the President, or a majority of the Board, upon two days' notice mailed, telegraphed or delivered to each director. Any meeting of the Board of Directors at which a quorum is present shall be deemed a regularly called meeting, if those directors not present thereat shall waive notice thereof in writing either before or after the meeting. Any action of the Board of Directors may be taken without a meeting thereof, by obtaining the unanimous consent thereto of all the directors, in writing.
          11. QUORUM. One-third of the entire Board of Directors or any committee thereof, but not less than two persons, shall constitute a quorum, unless any such committee shall consist of one director, in which case one director shall constitute a quorum. Less than such a quorum, however, shall have power to adjourn any meeting from time to time, without notice.
          12. VACANCIES. Any vacancy in the Board of Directors resulting from an increase in the authorized number of directors, the death, resignation, retirement, disqualification, removal from office of any director, failure of the shareholders to fill a directorship, or other cause may be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the directors, or by a sole remaining director, and any director so elected shall hold office until the next succeeding annual meeting of stockholders and until his successor shall be elected and qualify; provided, that if any director is removed by the stockholders, the stockholders may, at the meeting at which such removal is effected, fill the resulting vacancy; and provided further that any other vacancy in the Board of Directors existing at the time of any meeting of the stockholders (including, without limitation, any vacancy resulting from expiration at an annual meeting of stockholders of a term of a director previously elected by the Board of Directors to fill a vacancy in a class of directors whose term is to expire after such meeting) may be filled by the stockholders at such meeting. Any director elected by the stockholders to fill any vacancy shall continue in office until the annual meeting of the stockholders at which the term of the class to which such director was elected expires and until his successor shall have been elected and qualified.
          13. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the entire Board, may appoint from among its members an executive committee and one or more other committees, each of which shall have one or more members. To the extent provided in such resolution, each such committee shall have and may exercise all the authority of the Board, except that no such committee shall:

               (a)  make, alter or repeal any by-law of the
                    corporation;

               (b) elect or appoint any director, or remove any officer or director;

               (c) submit to stockholders any action that requires stockholders' approval; or

               (d) amend or repeal any resolution theretofore adopted by the Board which by its terms is amendable or repealable only by the Board.
The Board, by resolution adopted by a majority of the entire board, may:

               (a)  fill any vacancy in any such committee;

               (b) appoint one or more directors to serve as alternate members of any such committee, to act in the absence or disability of members of any such committee with all the powers of such absent or disabled members;

               (c)  abolish any such committee at its pleasure; and

               (d) remove any director from membership on such committee at any time, with or without cause.
Actions taken at a meeting of any such committee shall be reported to the Board at its next meeting following such committee meeting; except that, when the meeting of the Board is held within two days after the committee meeting, such report shall, if not made at the first meeting, be made to the Board at its second meeting following such committee meeting. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility imposed by law.
                            OFFICERS
          14. DESIGNATION AND POWER. The Board of Directors, as soon as may be after their election each year, shall appoint a President, one of their number to be Chairman of the Board of Directors, and shall also appoint a Secretary and a Treasurer. All officers shall serve for one year, or until the annual election next succeeding. The Board of Directors may also appoint one or more Vice Presidents, a Customer Services Manager, and from time to time such other officers, agents and employees as it may deem necessary. The directors may require any officer, agent or employee to give security for the faithful performance of his duty in such sums and with such surety or sureties as the Board may deem proper. The Board may designate which one of the Chairman or President shall act as chief executive officer of the corporation and which one of them shall act as chief operating officer of the corporation, and, subject to the control of the Board, the officers of the corporation shall have such powers and perform such duties as usually pertain to their respective offices, as well as such powers and duties as from time to time may be prescribed by the Board. The same person may be appointed to more than one office.
          15. REMOVAL. All officers, agents and employees shall be subject to removal at any time without cause assigned by Board of Directors.

          16. VACANCIES. If the position of any officer becomes vacant at any time for any reason, the same may be filled by the Board of Directors for the remainder of that term.
          17. CHECKS. All checks, drafts, notes, contracts and other documents shall be executed on behalf of the corporation by such officer or officers, employee or employees thereof as the Board of Directors shall direct.
                          CAPITAL STOCK
          18. TRANSFER OF STOCK. Transfers of stock shall be made on the books of the corporation only by the person named in the certificate or by attorney lawfully constituted in writing, and upon surrender of the certificate therefor.
          19. AMENDMENTS TO BY-LAWS. These By-Laws may be altered or amended or added to or repealed by the Board of Directors.
          20. FISCAL YEAR. The fiscal year of the corporation shall be the calendar year.


                       Exhibit (3) b.(ii)

                      Amendment to By-Laws

                    adopted January 26, 1988

BOARD MEETING OF 1/26/88


     RESOLVED, that the By-Laws of the Corporation be, and the same hereby are, amended by adding at the end thereof a new caption and paragraph 21, reading as follows:

                        "INDEMNIFICATION

          "21. INDEMNIFICATION OF OFFICERS AND DIRECTORS. The corporation shall indemnify the officers and directors with respect to all matters to which Section 14A:3-5 of the New Jersey Business Corporation Act may in any way relate, to the full extent permitted or allowed by the law of New Jersey, whether or not specifically required, permitted or allowed by said Section 14A:3-5."